                                                                   Exhibit 10.19

                              EMPLOYMENT AGREEMENT
                              --------------------


          AGREEMENT made as of the 14th day of August, 1996 by and between RITE AID CORPORATION, a Delaware corporation (the "Corporation"), with principal offices at 30 Hunter Lane, Camp Hill, Pennsylvania 17011, and BETH KAPLAN (the "Executive"), residing at 19 Woodfield Court, Riesterstown, Maryland 21136.

                              W I T N E S S E T H:

          WHEREAS, the Corporation agrees to employ the Executive as its Executive as its Executive Vice President-Marketing, upon the terms and conditions hereinafter set forth, and the Executive agrees to enter the employ of the Corporation in such position upon such terms and conditions:

          NOW, THEREFORE, in consideration of the premises and the mutual promises and agreements hereinafter set forth, it is agreed as follows:

          1.   EMPLOYMENT.
               ----------

               (a) The Corporation hereby employs the Executive as its Executive Vice President-Marketing, and the Executive hereby accepts such employment with the Corporation for a term commencing on or about September 9, 1996 and expiring on February 27, 1999 (i.e., last day of fiscal 1999) ("Term of Employment"). During the Term of Employment, the Executive will devote her best efforts to such employment and all of her business time and attention to the performance of her duties hereunder.

               (b) On or about September 30, 1998, the Corporation and the Executive will discuss the terms and conditions of the Executive's continued employment by the Corporation.

               (c) The Executive shall have all of the duties, responsibilities and authority inherent in the position of Executive Vice President-Marketing, with overall executive supervision and direction of the Corporation's marketing policies and efforts, including without limitation those relating to merchandising, advertising, pricing and store layout and design, and shall have a strategic role in general product category management, excluding inventory purchasing. The Executive shall also actively participate in the development and execution of the Corporation's general strategic business and financial plans, budgets and goals, and in management decisions regarding material corporate events such as acquisitions, divestitures and other similar transactions. Executive shall report exclusively to the Chairman and Chief Executive Officer of the Corporation. The Executive shall be provided with a suitable office, an executive assistant of her choosing and working facilities consistent with her position and adequate for the performance of her duties. Services by the Executive shall be rendered in the Camp Hill area of Pennsylvania, except that the Executive will travel as reasonably required by the business of the Corporation.

               (d) If elected, the Executive will serve without additional compensation as a director of the Corporation and any of its subsidiaries.

          2.   COMPENSATION.
               ------------

               In consideration of her employment hereunder,

               (a) The Corporation shall pay to the Executive, not less frequently than monthly, an annual salary (the "Minimum Salary") as fixed from time to time by the Chairman of the Board, the Board of Directors or its Compensation Committee during the Term of Employment hereunder. The initial Minimum Salary shall be $400,000. The Minimum Salary may be increased from time to time by the Chairman of the Board, the Board of Directors or the Compensation Committee but shall not be decreased thereafter, it being understood that increases in the Minimum Salary shall be reviewed by the Corporation no less frequently than on an annual basis.

               (b) Not later than August 28, 1996, the Corporation will lend to the Executive $1,900,000 for the purpose of allowing the Executive to exercise any right or option Executive currently holds to purchase shares of the capital stock of The Proctor & Gamble Co., said loan to be evidenced by a promissory note of the Executive in the form of Exhibit A hereto (the "Note"). The amount
                                     ---------
loaned will be due and payable on August 14, 2000 (except as otherwise provided in the Note), and will bear interest, compounded annually, from the date advanced at an annual rate equal to the prime rate of interest announced by Morgan Guaranty Trust Company of New York from time to time during the period the loan is outstanding, with changes therein to be effective as they occur ("Prime Rate"). Interest on said loan shall accrue and be due and payable together with any principal payment. Executive may prepay the accrued interest on, and principal of, the loan at any time in whole and from time to time in part, without penalty; amounts prepaid will be applied first to accrued interest. The Corporation shall have the right to apply any cash payment made by it to the Executive in respect of the Corporation's Long-Term Incentive Plan in satisfaction of the Mandatory Prepayment Amount (as defined in the Note), if any, provided the amount so applied shall not exceed the Mandatory Prepayment Amount.

               (c) In addition to the Minimum Salary, Executive shall be entitled to participate in the Annual Performance-Based Incentive Program of the Corporation. Executive's initial target bonus will be 45% of the Minimum salary. The target earnings amount and bonus payable for the Corporation's fiscal year ending March 1, 1997 if the Corporation's earnings exceed or are below the target level are set forth on Exhibit E hereto. With respect to the initial
                              ---------
partial fiscal year of employment, hereunder, the Executive shall receive 75% of the bonus that would otherwise have been payable to her under said program had she been employed by the Corporation for the entire fiscal year. Executive acknowledges that the Corporation's Annual Performance-Based Incentive Program is not "discretionary" for purposes of Section 9(a)(i) hereof.

               (d) Executive shall participate in the Corporation's Long-Term Incentive Plan, which is generally described in the Corporation's proxy statement in respect of the Corporation's 1996 annual meeting of stockholders, on the same level as the other Executive Vice-Presidents of the Corporation, and the Executive shall be treated as having been a participant in said Plan as of the date employment commences hereunder. Accordingly, upon commencement of Executive's employment, Executive will be granted the right to receive, within 90 days of the close of Corporation's fiscal year ending February 27, 1999 (subject to earlier payment as provided in Section 9 hereof), up to 93,029 shares of the Corporation's Common Stock (or, at the discretion of the Board of Directors, their equivalent value in cash, assuming the shares are subject to no legal, contractual or other restrictions on transferability ("freely-transferable") if the increase in the Corporation's annual earnings per share for the Corporation's fiscal years 1996 through 1999 (the "Measurement Period") averages at least 8% per annum (compounded) more than the Corporation's earnings per share in the fiscal year ended March 4, 1995. The number of shares (or their equivalent value in cash (assuming the shares are freely-transferable), as the case may be) which Executive may earn will be determined after the end of the fiscal year ending February 27, 1999 (except as otherwise provided herein), in accordance with the matrix attached as Exhibit C hereto.
                                          ---------

               (e) Executive will participate in the Corporation's Deferred Compensation Program pursuant to a Deferred Compensation Agreement between Corporation and Executive in the form attached hereto as Exhibit D hereto. The
                                                         ---------
Corporation will execute and deliver such Agreement when Executive's employment commences.

               (f) With respect to the Corporation's plans and programs referred to herein, and any future plans or programs, the Executive shall be entitled to receive no less favorable treatment by the Corporation than that accorded to the other Executive Vice-Presidents of the Corporation (except Franklin C. Brown and Frank M. Bergonzi, and their successors as Executive Vice President and Chief Legal Counsel, and Executive Vice President and Chief Financial Officer, respectively, and any other Executive Vice President whose principal responsibility is professionally or departmentally specific in nature (e.g., information services) and does not involve corporate operations, administration or management) regarding the benefits provided thereunder, including without limitation the timing and manner (i.e., cash or securities), the amount of securities and payments to be made by the Corporation, and the method of valuation of any payments to be made by the Corporation and whether additional benefits relating to such plans and programs are to be afforded by the Corporation (such as any accommodations by the Corporation in respect of tax obligations arising as a result of the receipt of benefits thereunder). Furthermore, the Executive shall be entitled, subject to and in accordance with the terms of this Agreement, to continue to participate in all plans and programs available to Executive Vice-Presidents for their participation, in the manner and to the extent provided for herein and therein, for as long as such plans and programs are in effect during the Term of Employment. In addition, the number of securities to be issued to the Executive pursuant to or in connection with this Agreement (or the cash equivalent (assuming the securities are freely-tradeable), as the case may be) shall be subject to adjustment for any stock split, stock dividend, recapitalization, reorganization, merger, consolidation or other change in capitalization of the Corporation. The Corporation will promptly notify the Executive of all events, transactions or other arrangements which would give rise to her receipt or payments or benefits hereunder, and such obligation of the Corporation shall survive termination of this Agreement.

               (g) With respect to the issuance of any securities of the Corporation to the Executive hereunder, if the Corporation is required to withhold any tax for federal Insurance Contribution Act purposes and/or federal, state or local income taxes, the Executive shall be permitted to satisfy, in whole or in part, her obligation to pay such taxes by electing to have the Corporation withhold a portion of the securities otherwise receivable by the Executive, with the value of such securities to be based upon the Fair Market Value (as defined in the Corporation's 1990 Omnibus Stock Incentive Plan (the "Stock Option Plan")) of the Common Stock of the Corporation, determined as of the date the amount of tax to be withheld is determined.

          3.   EXPENSES
               --------

               (a) The Corporation will reimburse the Executive for all reasonable and necessary business and entertainment expenses incurred by her in connection with the performance of her duties hereunder. To the extent such expenses include air travel by the Executive, such travel will be on the Corporation's corporate jet or, if not available, at a first class level, or otherwise in a manner consistent with general corporate practice for the senior executives of the Corporation. The Corporation shall pay additional compensation to the Executive to hold her harmless from any income taxes she may owe as a result of the reimbursement of expenses hereunder.

               (b) The Corporation shall furnish to the Executive for her sole use a new, suitable automobile. The Corporation shall pay for all of the operating costs, including a driver, cellular phone, maintenance and storage costs of such automobile. The Corporation shall keep the automobile, the Executive and the driver adequately insured against any and all liabilities for injuries to passengers or other persons and damages to property, including the automobile.

          4.   BENEFIT PLANS; MATERNITY LEAVE.
               ------------------------------

               The Executive shall be eligible, as of the date employment commences hereunder, to participate in any other employee benefit programs generally made available to senior executives of the Corporation which are now or may hereafter be placed in effect. For any pregnancy of the Executive, she shall be entitled to not less than eight weeks' paid maternity leave at the prevailing rate of Minimum Salary hereunder. To the extent permitted by applicable law, all insurance and other benefits coverage in respect of the Executive shall be effective as of the date employment commences hereunder and any and all waiting periods relating thereto shall be waived.

          5.   STOCK OPTIONS OR OTHER SIMILAR BENEFITS.
               ---------------------------------------

               (a) Executive will be granted, effective as of the date employment commences hereunder, an option ("Option") to acquire an aggregate of 32,000 shares of

Common Stock, at a price equal to the Fair Market Value of the Corporation's Common Stock on the date of grant in accordance with and pursuant to the Stock Option Plan. The Option so granted will be an "incentive" option and will be exercisable for ten years from the date of grant in cumulative annual installments of 25% commencing one year from the date of grant. Notwithstanding anything to the contrary set forth herein or in the Stock Option Plan, the Option shall be deemed fully vested and exercisable for a period of five years following termination of Executive's employment hereunder in the event her employment is terminated without cause (as hereinafter defined).

               (b) If a registration statement is filed providing for the public sale of shares of Common Stock by any executive of the Corporation, Executive shall be entitled to have shares owned by her (whether acquired pursuant to the Long-Term Incentive Plan, the Stock Option Plan or otherwise) included in such registration statement to the extent, pro rata, that shares of other executives are included and on the same terms and conditions as such other executives; provided, however, that if in the opinion of counsel for the Corporation, addressed to the Executive, the Executive is free to sell all the shares which she has requested to be included in the registration statement without registration, then the Corporation shall not be required, and the Executive shall not have the right, to have such shares included in such registration statement.

               (c) This section shall apply to the executors, heirs or legal representatives of the Executive to the extent such executors, heirs or legal representatives succeed to the right of Executive to acquire shares of Common Stock of the Corporation.

          6.   VACATIONS.
               ---------

               The Executive shall be entitled to such vacations, at such times and for such periods, as are in accordance with the vacation policies of the Corporation then in effect for senior executives of the Corporation, but not less than four weeks per year.

          7.   INSURANCE.
               ---------

               (a) During the Term of Employment, the Corporation shall maintain in force at its expense (in lieu of any group life insurance coverage generally made available to senior executive officers of the Corporation) a term life insurance policy which shall be in the amount of not less than twice the sum of
(i) the then-prevailing annual amount of Minimum Salary hereunder and (ii) the amount of the Executive's annual cash bonus in respect of the most recently completed fiscal year of the Corporation (or, for the initial year hereunder, an amount equal to $1,160,000). In connection therewith, the Corporation agrees that such insurance policy shall be owned by the trust benefitting the Executive's family or other beneficiaries which is utilized by the Executive for the purpose of, among other things, obtaining or holding insurance on the life's of the Executive (a "Trust"), and that the premiums payable by the Corporation during the Term of Employment for the policy shall be paid to the Trust or, upon the written request of the trustee thereof, to the applicable insurance company or agent thereof.

               (b) The Executive agrees to submit to any physical examination required by any prospective insurer, and will otherwise cooperate with the Corporation in connection with any life insurance on the Executive's life the Corporation is required, or may wish, to obtain.

               (c) In the event the Executive is determined to be suffering from an illness or condition which would preclude the Corporation from obtaining the insurance, contemplated by subparagraph (a) above (the "Specified Insurance Level") at a cost substantially equivalent to the cost of obtaining such insurance for a healthy individual of Executive's age and gender, the Company shall purchase the face amount of such term life insurance, if any, that can be purchased at a cost substantially equivalent to the cost of obtaining the Specified Insurance Level for a healthy individual of Executive's age and gender, provided that in the event any such illness or condition subsequently is cured or subsides and additional insurance coverage then becomes available for the Executive, the Corporation shall thereupon provide such additional coverage for the Executive, subject to the terms of this Section y.

          8.   TERMINATION OF EMPLOYMENT AND RELATED COMPENSATION.
               --------------------------------------------------

               (a) The Executive's employment shall terminate hereunder upon any of the following events:

                    (i)    Voluntary termination by the Executive;

                    (ii)   Termination for Cause;

                    (iii) Termination by reason of the Executive's disability (as hereinafter defined);

                    (iv)   Termination by reason of the Executive's death; or

                    (v) Termination upon expiration of the Term of Employment.

               (b)  "Cause" for purposes hereof shall be deemed to exist if:

                    (i)   The Executive is convicted or pleads guilty or nolo
                                                                         ----
          contendere to any crime which constitutes a felony in the jurisdiction
          ----------
          involved and if convicted the conviction, through lapse of time or otherwise, is not subject to appeal; or

                   (ii) Material breach by the Executive of any provision of this Agreement, provided that such breach continues for thirty business days after delivery of notice to her of the facts on which the Corporation bases a claim of material breach. Such notice shall be given only if approved by a majority of the members of the Board of Directors, not including the Executive for determining a majority.

If the Executive is indicted or charged in an information for a crime or offense which would be grounds for termination for Cause, her employment may be suspended until the charges are dropped or she is acquitted. During such period the provisions of this Agreement, including compensation, shall continue in full force and effect, except that the Executive shall not act as Executive Vice President-Marketing, and she shall be available on reasonable notice at reasonable times for consultation on the business and affairs of the Corporation.

               (c) The Executive may elect, by notice to the Corporation, to treat any of the following acts or omissions by the Corporation to which she has not given her express consent as a termination without Cause;

                      (i) If she is not appointed or retained as Executive Vice President-Marketing;

                      (ii) With respect to acts or omissions other than those specifically stated in this paragraph (c), if the Corporation shall not substantially comply with its obligations under this Agreement and such failure shall not be corrected within ten business days after delivery of notice to the Corporation of the facts on which the Executive bases a claim of non-compliance;

                      (iii) The assignment to the Executive of any duties inconsistent with her position as Executive Vice President-Marketing;

                      (iv) A relocation of the Executive's office to a place further from the Baltimore area than Camp Hill, Pennsylvania;

                      (v) A charge of material breach by the Corporation under Section 8(b)(ii) hereof which is determined by final judgment to have been made without adequate basis in law or fact;

                      (vi) The sale by the Corporation of all or substantially all of its assets and business or a merger or consolidation of the Corporation with a company other than a subsidiary of the Corporation if, as a result of which, a majority of the members of the Board of Directors of the surviving or resulting entity are persons who were not immediately prior to the merger or consolidation directors of the Corporation;

                      (vii) A change in control (as hereinafter defined) of the Corporation; or

                      (viii) If Martin L. Grass is no longer serving the Corporation in the positions of Chairman and Chief Executive Officer thereof.

               (d) "Disability" shall be deemed to exist if, in the judgment of a physician licensed to practice in the Commonwealth of Pennsylvania selected by the Board of Directors, the Executive has been unable or will be unable due to mental or physical incapacity, disease or injury to perform the duties or services specified herein for a period of not less than six consecutive months. For purposes hereof, the date of such disability shall be the date of the determination by such physician.

               (e) For purposes hereof, a "change in control" shall be deemed to have occurred if, at any time prior to February 27, 1999, voting power representing more than 20% of the Corporation's outstanding Common Stock (or equivalent in voting power of any class or classes of outstanding securities of the Corporation ordinarily entitled to vote in elections of directors) shall be acquired, directly or indirectly, by any individual, corporation or group, other than persons who are members of the Board of Directors at the date hereof or who succeed to the ownership of securities of the Corporation of any such members of the Board as executor, administrator, heir or intestate distributee of such persons. "Group" shall mean persons who act in concert as described in Section 14(d) (2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). "Change in Control" shall not include increases in the percentage of voting power of persons who beneficially own or control stock on the date of this Agreement which occur solely as a result of a reduction in the amount of stock outstanding.

               (f) The notice required by paragraph (c) of this Section 8 shall be given within 60 days of the occurrences of a described event in which is not required to be reported on a Schedule 13D or Schedule 14D or equivalent, or within 90 days after the filing of a report on Schedule 13D or Schedule 14D or equivalent, reporting the event on which the Executive elects to claim a termination without Cause.

          9.   COMPENSATION AFTER TERMINATION.
               ------------------------------

               (a) In the event this Agreement expires pursuant to its terms or in the event the Executive's employment terminates hereunder for any reason, the Corporation shall have no further obligations or duties to the Executive, except that the Executive shall be entitled to receive:

                      (i) All salary due and owing to the Executive hereunder up to the termination or expiration date, as the case may be (hereinafter collectively referred to as the "Termination Date"), and any bonus or incentive compensation for any year prior to the year of termination which has not been paid, and any bonus or incentive compensation for the year of termination (which shall be pro-rated based on the number of days in the year to the Termination Date), provided that, if such bonus or incentive compensation is discretionary in amount, the Executive shall receive, on the Termination Date, a payment for the year of termination at least equal to a pro-rata portion of the prior year's bonus or incentive compensation payment made to her, and if the bonus or incentive compensation is non-discretionary, the Executive shall receive, on the date such bonus or incentive compensation would otherwise have been payable, a payment for the year of termination at least equal to a pro-rata portion of the amount which would have been payable for the entire year (with the entire year's amount calculated in a manner consistent with the terms of the non-discretionary plan or program);

                    (ii) Expense reimbursements due and owing to the Executive as of the Termination Date, plus payment for accrued vacation as of the Termination Date at the rate of the then-prevailing Minimum Salary;

                    (iii) Payment, in accordance with prior Corporation practice, of health and medical benefits and of life insurance premiums contemplated hereby through the Termination Date and, in the case of death or disability, (A) any payments and benefits to which the Executive is entitled under the Deferred Compensation Agreement and (B) payment pursuant to the Long-Term Incentive Plan, simultaneous with the payment thereof to other executive officers of the Corporation receiving similar payments of such number of shares of the Corporation's Common Stock (or the equivalent value thereof (assuming the shares are freely-tradeable) in cash in lieu thereof) determined by multiplying 150,000 shares of the Corporation's Common Stock (subject to adjustment as provided elsewhere herein) or their equivalent value in cash (assuming the shares are freely-tradeable), as the case may be, by a fraction the numerator of which is the number of weeks which elapsed from the date Executive's employment hereunder commenced to the Termination Date and the denominator of which is 208;

                    (iv) In the case of expiration of the Term of Employment, payment pursuant to the Long-Term Incentive Plan of all the shares of Common Stock (or the equivalent value thereof in cash (assuming the shares are freely-tradeable) to which she is then entitled (i.e., upon or as a result of completion of the Measurement Period), such payment to be simultaneous with the payment to other executive officers of the Corporation receiving similar payments;

                    (v) All rights to the Option set forth in Section 5 hereof, subject to the terms of the Stock Option Plan (as such terms are to be modified for the Executive in accordance with the terms of this Agreement; and

                    (vi) Payment of all applicable amounts due to the Executive pursuant to clause (b) below.

               (b) In the event Executive's employment is terminated hereunder prior to February 27, 1999 for any reason other than (i) death, (ii) disability,
(iii) voluntary termination by the Executive (other than pursuant to Section 8(c) hereof) or (iv) for Cause, then the Executive shall be entitled, in addition to any amounts payable pursuant to Paragraph 9(a) above, to receive a lump sum payment on the Termination Date equal to the present value, discounted at the Prime Rate from the date the amounts would otherwise by payable hereunder (the "Present

Value Amount"), of the sum of (I) the Long-Term Incentive Plan Cash Payout (as hereinafter defined) plus (II) the Minimum Salary (assuming said salary is at the then-prevailing rate) plus the amount of the Executive's annual cash bonus (assuming the bonus is at the same level as that for the most recently completed fiscal year of the Corporation (or for the initial year hereunder the amount of the initial target bonus specified in Section 2(c) hereof) which Executive would have received for the period through the remaining balance of the Term of Employment had her employment not terminated and (III) an amount equal to the Minimum Salary (assuming said salary is at the then-prevailing rate) for the 24 month period commencing March 1, 1999. Notwithstanding the foregoing, if the Present Value Amount exceeds an amount equal to 299% of the Executive's "base amount" as defined in Section 280G (b) (3) of the Internal Revenue Code of 1986, as amended (the "Code") less any other amounts treated as payments contingent upon a change of control within the meaning of Section 280G of the Code (the "Alternate Amount"), but the Present Value Amount after reduction for all federal, state and local taxes (including, but not limited to, the excise tax imposed on "excess parachute payments" pursuant to Section 4999 of the Code, if applicable) is less than the Alternate Amount after reduction for all taxes (as described above), the amount payable hereunder shall be the Alternate Amount. For purposes hereof, the "Long-Term Incentive Plan Cash Payout" shall mean the payment in cash to the Executive of an amount equal to the value of 93,029 shares of the Corporation's Common Stock (subject to adjustment as provided elsewhere herein) under the Long-term Incentive Plan, such value to be determined as of the Termination Date and assuming the shares are freely-tradeable.

               (c) Payments to the Executive pursuant to federal, state or local government or agency benefits or disability insurance policies shall not reduce the Corporation's obligations to the Executive.

          10.  APPLICABLE LAW.
               --------------

               This Agreement is to be governed by and interpreted in accordance with the laws of the Commonwealth of Pennsylvania applicable to agreements made and to be performed wholly within such Commonwealth, except with respect to the powers of the Corporation, which are governed by Delaware law.

          11.  AMENDMENT OF PLANS.
               ------------------

               Subject to the terms of this Agreement, the Corporation may amend, terminate or modify any employee benefit programs or practices heretofore or hereafter adopted by the Corporation so long as any amendment, termination or modification does not adversely affect the Executive.

          12.  ASSIGNMENT.
               ----------

               This Agreement shall be binding upon the parties hereto, their heirs, successors and assigns, except as otherwise set forth herein. This Agreement is personal in nature and may not be assigned by either party except that, subject to the provisions of Section

8(c) herein, the Corporation may assign this Agreement to any person who shall acquire all or substantially all of the assets and business of the Corporation and shall explicitly agree to perform the obligations of the Corporation in all respects, but the Corporation shall not thereby be relieved of any such obligations.

          13.  INDEMNIFICATION.
               ---------------

               To the fullest extent not inconsistent with applicable law, in the event that the Executive is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, the Corporation shall indemnify the Executive and hold her haramless, against all expenses (including costs and attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by her in connection with such action, suit or proceeding if she acted in good faith and a manner she reasonable believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe her conduct unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contender or its equivalent., shall not, of
                              --------------
itself, create a presumption that the Executive did not act in good faith and in a manner which she reasonably believed to be in or not opposed to the best interest of the Corporation, or that, with respect to any criminal action or proceeding, this Executive had reasonable cause to believe that her conduct was un1awful. The provisions of this Section 13 shall not be deemed edxclusive of any of her rights of indemnification to which the Executive may be entitled or which may be granted to her, and it shall be in addition to any rights of idemnification to which she may be entitled wider any policy of insurance. These provisions sball continue in effect after the Executive has ceased to be a director, officer, employee or agent of the Corporation and shall inure to the benefit of Executive's heirs, executors, adminiscratore 'and intestate distributees.

          All litigation or inquiries by third parties (for example, but not limited to, those by shareholders - direct or derivative or government agencies) arising out of or in connection with the Agreement or Executive's performance orluance hereunder, against either the Corporation or the Executive or both, shall be defended as opposed by the parties hereto, as the case may be, to support this Agreement, and the costs, fees and expenses thereof, including fees of counsel for the parties, shall be borne by the Corporation.

          14.  ARBITRATION.
               -----------

          Any controversy or claim between the Corporation and Executive, their representatives, heirs, successors and assigns, arising out of or relating to this Agreement or any breach or asserted breach hereof or questioning the validity and binding effect hereof shall be determined by arbitration conducted in Ba1timore, Maryland in accordance. with the Rules of the American Arbitration Association then obtaining, and judgment upon any award rendered may be entered in any court having jurisdiction thereof. The decision of the arbitrators shall be final and binding upon the parties hereto. All of the Executive's costs and expenses (including attorneys' fees) arising out of or in connection with any matters submitted to arbitration pursuant to this Section 14 shall be paid by the Corporation, unless the award of the arbitrators shall explicitly find that the Executive's claim or her defense against a claim by the Corporation was frivolous and completely without merit, in which case the executive shall pay the costs and expenses (including, without limitation, reasonable attorney's fees) incurred by the corporation in such connection. The term of this Section 14 shall survive the termination of this Agreement.

          15.  LEGAL FEES
               ----------

          The Corporation shall pay for all fees, up to $7,500 in the aggregate, and expenses of counsel to the Executive for services rendered by such counsel in connection with this Agreement.

          16.  NOTICES.
               -------

          Any notice or other communication required to or which may be given to any party hereunder, shall be in writing and shall be deemed given effectively if delivered personally to such party (or any officer thereof in the case of the Corporation) or if mailed, by registered, or certified mail, postage prepaid, return receipt requested, addressed to such other party at the address first set forth above. Any party may change the address to which notices are to be sent by giving written notice of any such change in the manner provided herein.

          17.  CONFIDENTIAL INFORMATION.
               ------------------------

               (a) The Executive recognizes that as an executive of the Corporation she will have access to secret and confidential information regarding the Corporation, its products, customers and plane. The Executive acknowledges that such information is of great value to the Corporation, and is the sole property of the Corporation and that such information has been and will be acquired by her in confidence. In consideration. of the obligations undertaken by the corporation as set forth herein, the Executive will not, at any time, during or after her employment hereunder, reveal, divulge or make known, except as authorized by the Corporation or required on its behalf or required pursuant to legal or administrative processes, any information of a confidential nature concerning the Corporation acquired by the Executive during the course of her employment.

               (b) The Executive agrees that any breach or threatened breach by her of any provisions of this Section 2.7 shall entitle the Corporation, in addition to any other legal or equitable remedies available to it, to apply to any court of competent jurisdiction to enjoin such breach or threatened breach without the posting of any bond or any security.

               (c) This Section 17 shall survive the termination of the Executive's employment hereunder.

          18.  COVENANT NOT TO COMPETE.
               -----------------------

               (a) The Executive recognizes that the services to be performed by her hereunder are special, unique and extraordinary. The parties confirm that it is reasonably necessary for the protection of the Corporation that the Executive agree, and accordingly, the Executive does hereby agree that she will not, directly or indirectly, except for the benefit of the Corporation, at any time during her employment hereunder, and thereafter during the Restricted Period, as hereinafter defined, provided the Corporation shall duly perform it. obligations to the Executive pursuant to this Agreement:

                      (i) Become an officer, director, stockholder, partner. associate, employee, owner agent, creditor, independent contractor or co-venturer of, or otherwise be interested in or associated with, any other corporation, firm or business engaged, in any geographical area in which the Corporation or any of its subsidiaries is engaged, in a Competitive Business (as hereinafter defined);

                      (ii) Solicit or cause or authorize, directly or indirectly, to be solicited for employment for or on behalf of herself or third parties, any persons who were at any time within one year prior to the cessation of her employment hereunder, employees of the Corporation;

                      (iii) Employ or Cause or authorize, directly or indirectly, to be employed for or on behalf or herself or third parties, any such employees of the Corporation; or

                      (iv) Directly or indirectly participate in the management or operation of or have direct supervisory responsibility with respect to the management or operation of a major chain of retail drug stores.

A corporation, firm or business shall not be deemed to be engaged in a "Competitive Business" unless such entity operates exclusively a major chain of retail drugstores.

               (b) The Executive agrees that any breach or threatened breach by her of any provisions of this Section 18 shall entitle the Corporation, in addition to any other legal or equitable remedies available to it, to apply to any court of competent jurisdiction to enjoin such breach or threatened breach without the posting of any bond or any security. If any of the restrictions contained herein shall be deemed to be unenforceable by reason of the extent, duration or geographical scope thereof, or otherwise, then the court making such determination shall have the right to reduce such extent, duration, geographical. scope, or other provisions hereof, and in its reduced form this paragraph shall then be enforceable in the manner contemplated hereby.

               (c) This Section 18 shall not be construed to prevent the Executive from owning in the aggregate an amount not exceeding three percent (3%) of the issued and outstanding voting securities of any class of any corporation whose voting capital stock is traded on a national securities exchange or in the over-the-counter market. For this purpose "outstanding voting securities" shall be deemed to include, the voting securities issuable upon conversion of a corporation's outstanding convertible securities, whether or not immediately convertible, and the voting securities of a corporation issuable upon exercise of outstanding warrants and option to acquiring voting securities, whether or not immediately exercisable, and "voting securities" of a corporation shall be deemed to include securities convertible into or exercisable for voting capital stock, valued at the number of shares such securities are convertible into or exercisable for the purpose of determining percentage ownership of outstanding voting securities

               (d) The term "Restricted Period" as used in this Section 16 shall mean the one-year period following the date on which employment of the Executive terminates.

               (e) This Section 18 shall survive the termination of the Executive employment hereunder for the period provided in paragraph (d)

               (f) Notwithstanding anything in this Agreement to the contrary, if the, Executive violates any of the provisions of paragraph (a) hereof during the Restricted period and fails to cease such violation and to remedy the consequences of such violation within ten days after notice from the Corporation specifying such violation and if the Corporation obtains a final judgment from a court of competent jurisdiction to the effect that the Executive has violated a provision of paragraph (a) and has failed to cease such violation and to remedy the consequences of such violation within ten days after notice from the Corporation all obligations of the Corporation to compensate the Executive shall cease, and the Corporation shall be entitled to recover from the Executive compensation received by the Executive while such violation existed.

          19.  MODIFICATION.
               ------------

               The foregoing is the entire agreement between the parties relating to the subject matter hereof (except the Deferred Compensation Agreement), and supersedes all prior agreements. This Agreement may not be altered, modified, changed or discharged and none of the provisions hereof may be waived except in writing, signed by the party to be charged therewith. A failure strictly to enforce any of the terms of this Agreement shall not be deemed to be a waiver of the right to enforce any such term at any subsequent time. In the event of a conflict between the terms of the Agreement and the terms of the Deferred Compensation Agreement or any plan or program of the corporation, the terms of this Agreement shall be controlling.

          20.  MISCELLANEOUS.
               -------------

               (a) The Executive acknowledges that the remedy at law for any material breach or threatened material breach by her of the performance of her obligations hereunder will be inadequate and that the Corporation shall be entitled to injunctive relief therefor.

               (b) The Corporation recognizes that a termination without Cause will subject the Executive to losses and damages, the amount of which might not readily be determined, and that there exist only a limited number of employment opportunities comparable in stature, compensation and opportunity to employment as the Executive Vice President -Marketing of the Corporation. Therefore, the Executive shall not be required to seek or accept employment in mitigation of any obligations of the Corporation arising by reason of her termination without Cause.

          21.  SECTION HEADINGS.
               ----------------

               The headings or titles of the sections of this Agreement are not a part of this Agreement and are not intended to aid in the construction of any provisions thereof.

                  [Balance of page intentionally left blank.]

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.


ATTEST                              RITE AID CORPORATION


____________________________        By:  /s/ Martin L. Grass
                                         ______________________________
                                         Martin L. Grass
                                         Chairman and Chief Executive Officer


____________________________             /s/ Beth Kaplan
                                         ______________________________
                                         Beth Kaplan

                                                                      EXHIBIT A


                         NON-NEGOTIABLE PROMISSORY NOTE

$1,900,000                                                      AUGUST 28, 1996


     FOR VALUE RECEIVED, the undersigned, Beth Kaplan (the "Borrower"), hereby promises to pay to Rite Aid Corporation, a Delaware corporation (the "Payee"), the principal sum of One Million Nine Hundred Thousand Dollars ($1,900,000), together with accrued interest, compounded annually, on the unpaid balance of such principal amount which shall accrue from the date funds are advanced hereunder, at an annual rate of interest equal to the prime rate of interest announced by Morgan Guaranty Trust Company of New York from time to time during the period the indebtedness hereunder is outstanding , with changes therein to be effective as they occur. The principal of, and accrued interest on, this Note shall be payable in full by the Borrower to the Payee at 5:00 p.m., local time, on August 14, 2000, subject to the terms hereof.

     Payments on this Note shall be paid to the Payee at its principal office in Camp Hill, Pennsylvania, (or where otherwise specified by the payee), by certified or official bank check or personal check (subject to collection) payable to the Payee. In lieu of said forms of payment, the Borrower shall have the option to deliver shares of Common Stock of the Payee in satisfaction or partial satisfaction, as the case may be, of this Note (so long as the Payee is legally permitted to acquire said shares), such shares to be valued for purposes hereof at their Fair Market Value (as constituted on the date hereof) as of the date immediately preceding the date of delivery thereof to the Corporation. IF the date set for any payment on this Note is a Saturday, Sunday or legal holiday, such payment shall be due on the next succeeding business day.

     This Note shall be secured by a pledge of any shares of common stock of the Payee issued to the Borrower by the Payee pursuant to the Payee's Long-Term Incentive Plan (the "Shares") as provided in a Stock Pledge Agreement substantially in the form of Annex I hereto (the "Stock Pledge Agreement"), to be entered into between the Payee and the Borrower upon receipt by the Borrower of said shares.

     Principal and accrued interest on this Note are subject to mandatory prepayment in the event that (a) the Long-Term Incentive Plan Cash Payout (as defined in that certain Employment Agreement by and between the Payee and the Borrower dated as of August 14, 1996 (the "Employment Agreement") is received by the Borrower or (b) the Borrower sells all or any portion of the Shares prior to the date on which the principal and accrued interest on this Note would otherwise become due and payable (such sale is hereinafter referred to as a "Pre-maturity Sale"). The amount to be prepaid shall be an amount (the "Mandatory Prepayment Amount") equal to the net after-tax proceeds received by the Borrower through the Long-Term Incentive Plan Cash Payout or upon such Pre-maturity Sale (calculated in each case assuming the maximum Federal, state and city tax rates applicable as of the date of such transaction). Any principal not prepaid under the terms of this Note shall remain outstanding and interest shall continue to accrue thereon. As collateral security for the payment of the Mandatory Prepayment Amount, Borrower hereby grants to Payee a lien upon and security interest in the Long-Term Incentive Plan Cash Payout and the cash proceeds of a Pre-maturity Sale, in either case up to a maximum aggregate amount equal to the unpaid principal of and accrued inters on this Note, such lien and security interest to continue until the Mandatory Prepayment Amount is paid in accordance herewith.

     The principal of and accrued interest on this Note may be prepaid at any time, in whole, or from time to time in part, without penalty, by giving to the Payee written notice of prepayment which shall state the intention to prepay. Amounts prepaid hereunder shall be applied first to accrued interest and then to principal owing hereunder.

     In the event (each, an "Event of Default") (i) that the Borrower commences an action under any law relating to bankruptcy, insolvency or relief of debtors, there is commenced against the Borrower an action under any such law which results in the entry of an order for relief or such action remains undismissed for a period of 60 days or the Borrower otherwise becomes insolvent, (ii) that the Borrower fails to make complete payment of principal or accrued interest when due under this Note or (iii) that the Borrower materially violates the Pledge Agreement, the Payee may accelerate this Note and may, by written notice to the Borrower, declare the entire unpaid principal amount and all such accrued and unpaid interest thereon to be immediately due and payable and, thereupon, the unpaid principal amount and all such accrued and unpaid interest shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are expressly waived by the Borrower; provided, however, if any of the Events of Default described int (ii) or (iii)
--------  -------
of this paragraph occurs, the Borrower may, at any time before the date that is 10 business days after the occurrence of such event without the consent of the Payee, remedy such failure or material violation, and, if the Borrower timely effects such remedy, the Payee may not accelerate this Note as described above. The failure of the Payee to accelerate this Note shall not constitute a waiver of any of the Payee's rights under this Note as long as any of the Events of Default described in (i), (ii) or (iii) continues.

     In case this Note shall become mutilated, defaced or apparently destroyed, lost or stolen, upon the written request of the Payee, the Borrower shall issue and execute a new Note in exchange and substitution for the Note so apparently destroyed, lost or stolen. Thereafter, no amount shall be due and payable or owing under the mutilated, defaced or apparently destroyed, lost or stolen Note.

     The provisions of this Note shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without regard to the conflicts of law rules thereof.

                  [Balance of page intentionally left blank.]

  IN WITNESS WHEREOF, this Note has been duly executed and delivered by Borrower on the date first above written.


                                            BORROWER


                                            ______________________________
                                            Beth Kaplan


FOR VALUE RECEIVED, the undersigned, the spouse of the Borrower named in the foregoing promissory note, (the "Note"), intending to be legally bound, hereby guarantees and shall be surety for, subject to the terms hereof, the due and punctual payment by the Borrower of all amounts that may become due and payable under the Note until either (a) the date the Borrower receives securities (or cash in lieu thereof) pursuant to or in respect of the Rite Aid Corporation Long-Term Incentive Plan or (b) the date securities (or cash in lieu thereof) to which the Borrower is otherwise entitled under said Plan is applied to satisfy any obligations of the Borrower under the Note, as the case may be. Notwithstanding the amount or value of any securities or cash payment received by the Borrower or applied on her behalf in connection with said Plan, upon the earlier to occur of the dates referred to in clauses (a) and (b) above, the obligation of the undersigned hereunder shall terminate and be of no further force or effect.


                                            ______________________________
                                            Bruce Sholk

                                                                         Annex I
                                                                         -------

                             STOCK PLEDGE AGREEMENT

     STOCK PLEDGE AGREEMENT (the "Agreement"), dated as of ________, 199__, among RITE AID CORPORATION, a Delaware Corporation (the "Pledgee" or the "Corporation"), and BETH KAPLAN (the "Pledgor").

     WHEREAS, the Pledgee and the Pledgor are parties to an Employment Agreement (the "Employment Agreement") dated as of August __, 1996; and

     WHEREAS, the Pledgor is a participant under the Corporation's Long-Term Incentive Plan pursuant to which the Corporation has issued [_______] shares of common stock, par value $____ per share (the "Common Stock") to the Pledgor [number of shares to correspond to number received pursuant to Long-Term Incentive Plan];

     NOW THEREFORE, in consideration of the foregoing and of mutual undertakings set forth in this Agreement, the Pledgee and the Pledgor agree as follows:

     1. As collateral security for the full and timely payment, performance and observance of all indebtedness (the "Indebtedness") of the Pledgor to the Pledgee under the Pledgor's promissory note dated August __, 1996 in the principal amount of $1,900,000 (the "Note"), the Pledgor herewith deposits and pledges with the Pledgee, in form transferable for delivery, and grants to the Pledgee a security interest in, [_____] shares of the Common Stock and such additional property at any time and from time to time receivable by the Pledgee hereunder or otherwise distributed in respect of or in exchange for any or all such shares (collectively, the "Pledged Securities").

     2. Notwithstanding anything to the contrary contained in this Agreement, if no Event of Default (as defined in the Note) shall have occurred and be continuing, any and all cash dividends and any other cash distributions at any time and from time to time declared or paid upon or with respect to any of the Pledged Securities shall be paid to the Pledgor.

     3. The Pledgor may sell all or any portion of the Pledged Securities. IN such an event, the Pledgor shall deliver to the Pledgee a sale notice specifying the number of Pledged Securities to be sold, and concurrently with payment of the Mandatory Prepayment Amount (as that term is defined in the Note) by the Pledgor to the Pledgee, the Pledgee shall promptly deliver to a third-party licensed broker-dealer in Securities the number of Pledged Securities specified in the Sale Notice for sale for the account of the Pledgor.

     4. This security interest in all Pledged Securities not delivered to the Pledgor pursuant to the preceding paragraph shall continue until the Note has been paid in full. Upon payment in full of the Note, the Pledgee shall promptly return to the Pledgor all previously undelivered Pledged Securities.

     5. Any notice or demand hereunder shall be deemed to have been sufficiently given for all purposes hereof if mailed, postage prepaid, by registered or certified mail, return receipt requested, or delivered, to the appropriate party at the address specified in the Employment Agreement or at such other address as such party may theretofore have designated in writing and given in like manner to the other party.

     6. This Agreement and the rights and obligations of the Pledgee and the Pledgor hereunder shall be construed in accordance with and governed by the law of the Commonwealth of Pennsylvania, cannot be changed orally and shall bind and inure to the benefit of the Pledgor and the Pledgee and their respective successors and assigns, and all subsequent holders of the Indebtedness.

     7. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, the Pledgor has duly executed this Agreement and the Pledgee has caused this Agreement to be duly executed by its officer duly authorized as of the day and year first above written.

                                      RITE AID CORPORATION


                                      By:   ____________________________
                                            Martin L. Grass
                                            Chairman and Chief Executive
                                              Officer

                                      Pledgor:


                                      __________________________________

                                                                       EXHIBIT B

                        Fiscal 1997 Executive Bonus Plan
                        --------------------------------


Program based on increase in earnings per share over fiscal 1996, Results interpolated at intermediate points.
Charge for Acquisition Reserve is excluded.
Target Bonus is the following percent of base salary:

Executive Vice Presidents  45%


       Increase in               Earnings Per        % of Target
Earnings Per Share             Share Required              Bonus
------------------             --------------              -----
    15.0% or above                     $2.182                 10%
             14.5%                      2.172                140%
             14.0%                      2.163                130%
             13.5%                      2.153                120%
             13.0%                      2.144                110%
------------------------------------------------------------------
            12.50%         TARGET       2.134    TARGET      100%
------------------------------------------------------------------
            12.0%                       2.125                 90%
            11.5%                       2.115                 80%
            11.0%                       2.106                 70%
            10.5%                       2.096                 60%
            10.0%                       2.087                 50%
   Below    10.0%                       2.086                  0%

                                                                       EXHIBIT C

                     Long-Term Incentive Plan Compensation
                    Performance Improvement Award Structure
                    ---------------------------------------



                                Average
                        E.P.S. Increase          % Earned
                        ---------------          --------
                                 12.0%               100%
                                 11.5%                90%
                                 11.0%                80%
                                 10.5%                70%
                                 10.0%                60%
                                  9.5%                50%
                                  9.0%                40%
                                  8.5%                30%
                                  8.0%                20%
                          Below     8%                 0%

                                                                       EXHIBIT D

                        DEFERRED COMPENSATION AGREEMENT
                        -------------------------------

     AGREEMENT entered into as of the ____ day of September, 1996, by and between RITE AID CORPORATION, with offices at 30 Hunter Lane, Camp Hill, Pennsylvania 17011 ("Corporation"), and the employee named on the signature page of this Agreement ("Employee").

     WHEREAS, Employee is rendering and Corporation desires that Employee continue to render valuable services to Corporation; and

     WHEREAS, to assist Employee in providing for the contingencies of death, disability and old age dependency, Corporation and Employee desire to enter into this Agreement ("Agreement") to provide Employee with deferred compensation.

     NOW, THEREFORE,  Corporation and Employee hereby agree as follows:

     1. (a) In the event that Employee's employment with Corporation terminates after Employee has reached age sixty five (65) and has completed at least twenty (20) years of service with Corporation, Employee shall be entitled to retirement ("Retirement") with the compensation provided in this Agreement. In such event, the Corporation shall pay to Employee, monthly and amount equal to one twelfth (1/12) of sixty (60%) percent of the average of the three (3) highest annual base salaries paid or accrued in respect of three (3) fiscal years of the Corporation within the last ten (10) fiscal years of the Corporation within the last ten (10) fiscal years of the Corporation prior to termination of Employee's employment; provided, however, that in the event Employee's

Retirement commences after at least six (6) months of the fiscal year in which Employee's Retirement takes place have elapsed, that fiscal year shall be included as the tenth year in the calculation of the Retirement Allowance and Employee shall be deemed to have been paid an annual base salary for that entire fiscal year at the highest rate paid to Employee in that fiscal year. The monthly amount of such payments shall hereinafter be referred to as the :Retirement Allowance". Monthly payments of Retirement Allowance shall commence on the first day of the month next following Employee's Retirement and shall continue for one hundred eighty (180) months. All payments of Retirement Allowance under this Agreement shall be made subject to such withholding and deductions as may be required by law.

          (b) If the Employee's service with the Corporation is terminated or suspended by reason of disability ("Disability"), then regardless of the Employee's age or length of service, and provided Employee is not then receiving disability payments under Corporation's Long Term Disability Plan, if requested by Employee and if approved by the Board of Directors in its sole discretion, Corporation shall pay to Employee, monthly, commencing on the first day of the third month next following its receipt of Employee's request, so much of the Retirement Allowance (determined at the date of Employee's Disability) as the Board of Directors shall deem appropriate. Such monthly payments shall continue until the earlier of: (1) the cessation of Employee's Disability (whether or not Employee returns to active employment with Corporation or with another employer) or (ii) Employee's death.

     Employee shall be deemed to have incurred a Disability only if according to certification of competent medical authority approved or selected by Corporation's Board of Directors ("Board of

Directors"), Employee is incapable of performing normal duties with Corporation by reason of medically determinable physical or mental impairment which will persist for an indeterminate period of time; provided, however, that so long as the Employment Agreement, dated August 14, 1996, between the Corporation and Employee is in effect, Employee shall be deemed to have incurred a Disability if Employee has suffered a "disability" as defined in that Employment Agreement.

          (c) If after receiving monthly Disability payments under this Agreement, Employee returns to employment with Corporation, the total dollar amount of Retirement Allowance received by Employee during Employee's Disability shall, in any manner deemed equitable by the Board of Directors be subtracted from the aggregate Retirement Allowance to which Employee may later become entitled at such time as that Retirement Allowance becomes payable under this Agreement. However, there shall not be subtracted from the Retirement Allowance any payments received under any other disability insurance or program not arising out of this Agreement.

     2. (a) If Employee dies while employed by Corporation or while subject to a Disability, Corporation shall pay to Employee's beneficiary designated pursuant to Section 5 or as otherwise provided in that Section, a Retirement Allowance the amount of which shall be calculated as if the death had occurred
(i) after Employee had completed twenty (20) years of service with Corporation and (ii) after Employee had reached age sixty five (65); reduced by one-180th of the aggregate amount, if any, paid to Employee under Section 1(b). Monthly payment of that Retirement Allowance shall commence on the first day of the month next following the date of Employee's death and shall continue for one hundred eighty (180) months.

          (b) If Employee dies after payments under Section 1 have commended, but before payments have been completed, the remaining payments shall be continued to Employee's beneficiary designated pursuant to Section 5 or as otherwise provided in that Section.

     3. If Employee's employment with Corporation terminates for any reason other than Retirement, disability or death, this Agreement shall terminate and no benefits shall be payable pursuant to this Agreement to Employee or to any person or entity claiming by, from or through Employee.

     4. If at any time Employee is discharged for good cause by Corporation with the acquiescence of the Board of Directors, or if subsequent to Employee's retirement, disability or death, it is discovered that Employee committed an act which could have resulted in Employee's discharge for good cause by Corporation, had it been known to Corporation, this Agreement shall terminate and any and all rights and benefits of Employee and of any person claiming by, from or through Employee under this Agreement shall be forfeited and any benefits then being paid or to be paid in the future shall cease. In the case of an after-discovered fact, the Board of Directors shall determine whether there has been an act which would have justified a discharge for good cause using reasonable and non-discriminatory standards.

     5. Employee shall designate in writing on a firm delivered to the Board of Directors (Attention: Chairman) a beneficiary or beneficiaries and successor beneficiaries (including address) to receive the benefits, if any, payable under this Agreement upon Employee's death. The Board of Directors shall decide which beneficiary or beneficiaries, if any, shall have been validly designated. Such designation of beneficiary may be revoked and changed by Employee, from time to time, in writing on a form delivered to the Board of Directors (Attention: Chairman), and shall be revoked automatically if the designated beneficiary or beneficiaries predeceases Employee, in which case a new designation of beneficiary or beneficiaries may be made. If, at the time of Employee's death no designation of beneficiary is then in effect, or following Employee's death, upon the death of all successor beneficiaries designated by Employee, all remaining Retirement Allowance shall be paid to Employee's estate.

     6. Employee's rights under this Agreement and the rights of Employee's beneficiary or estate may not be assigned, transferred, pledged or encumbered.

     7. In determining Employee's length of service with Corporation for purposes of this Agreement there shall be counted any period of: (a) employment with any business entity controlling, controlled by or under common control with Corporation; (b) employment with any business entity at the request of Corporation; (c) service prior to the date of this Agreement with any business entity referred to in (a) and (b) of this Section and (d) any period of disability (whether or not payments of the Retirement Allowance were made to Employee as a result thereof).

     8. Nothing contained in this Agreement shall be construed as conferring upon Employee the right to continue in the employ of Corporation in any capacity and the employment rights of Employee shall be determined as if this Agreement had never been executed.

     9. If at any time after Retirement Employee, without the prior consent of the Board of Directors, undertakes employment with or provides consulting or advisory services to any person or entity engaged in the continental United States: (a) in any business in which Corporation or any entity, employment with which would, for purposes of this Agreement, constitute employment by the Corporation, is engaged (whether or not in competition with Corporation or such entity) or (b) in the operation of pharmacy benefit manager, Employee's right to any remaining Retirement Allowance otherwise payable under this Agreement shall at that time cease and terminate permanently. The provisions of this Section 9 shall not be applicable with respect to employment by or consulting services to a trade association of persons or entities referred to in (a) of this Section.

     10. The benefits, if any, payable to Employee in accordance with this Agreement shall not constitute a segregation of funds or other property for the benefit of Employee or of any person or entity claiming by, from or through Employee. Nothing contained in this Agreement and no action taken pursuant to the provision of this Agreement shall create or be construed as creating a trust of any kind or a fiduciary relationship between Corporation and Employee or any person or entity claiming by, from or through Employee and neither Employee nor any person or entity claiming by, from or through Employee shall have rights with respect to the benefits under this Agreement greater than the rights of an unsecured general creditor of the Corporation.

     11. (a) The Board of Directors shall have full power and authority to interpret, construe and administer this Agreement and shall not be liable to Employee or any person or entity claiming by, from or through Employee for any section taken or omitted in connection with interpretation, construction or administration or this Agreement and no action taken or omitted by the Board of Directors in connection with the interpretation, construction or administration of any similar or dissimilar agreement between Corporation and any other employee of Corporation shall


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

be reason of this Agreement create any cause of action in Employee or any person or entity claiming by, from or through Employee. All decisions, interpretations and actions of the Board of Directors taken in connection with this Agreement, including any claims for benefits made under this Agreement, shall be conclusive, final and binding on all parties.

          (b) If the Board of Directors denies the claim of an Employee or of any person claiming by, from or through Employee (a "Claimant") for payment of the Retirement Allowance under this Agreement, the Board of Directors shall provide written notice, within sixty (60) days after receipt of the claim, setting forth in a manner calculated to be understood by the Claimant.

          (i)    the specific reasons for such denial;

          (ii) the specific reference to the provisions of this Agreement on which denial is based;

          (iii) a description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is needed; and

          (iv) an explanation of this Agreement's claim review procedure and the time limitations of this subsection applicable thereto.

     Employee or any Claimant whose claim for payment of the Retirement Allowance has been denied may request review by the Board of Directors of the denied claim by notifying the Board of

Directors in writing within sixty (60) days after receipt of the notification of claim denial. As part of said review procedure, the Employee or claimant or their authorized representatives may review pertinent documents and submit issues and comments to the Board of Directors in writing. The Board of Directors shall render its decision to Employee or the Claimant in writing in a manner calculated to be understood by the Employee or Claimant not later than sixty
(60) days after receipt of the request for review, unless special circumstances require an extension of time, in which case decision shall be rendered as soon after the sixty (60) day period as possible, but not later than one hundred twenty (120) days after receipt of the request for review. The decision on review shall sate the specific reasons therefor and the specific Agreement references on which it is based.

     12. This Agreement shall be binding upon and inure to the benefit of this Corporation, its successors and assigns, and Employee, Employee's beneficiary , heirs, executors, administrators and legal representatives.

     13. Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of any right or power hereunder at any one time or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

     14. If any clause, sentence, paragraph, section or part of this Agreement shall be held by any court of competent jurisdiction to be invalid, such judgment shall not affect, impair or invalidate the remainder hereof.

     15. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and sent by registered or certified mail; if to Employee, to the address shown on the books of Corporation; and if to Corporation, to the address shown above or such other address as Corporation may have designated in writing, or if actually received by the person to whom sent.

     16. This Agreement shall be subject to and construed in accordance with the law of the Commonwealth of Pennsylvania where it is made without giving effect to principles of conflict of law.

     IN WITNESS WHEREOF, Corporation has caused this Agreement to be executed by its duly authorized officer and Employee has hereunder set Employee's hand as of the date first above written.

RITE AID CORPORATION                     EMPLOYEE



By: /s/ Martin L. Grass                  /s/ Beth Kaplan
    ___________________                  ______________________
     Martin L. Grass                     Name: Beth Kaplan
     Chairman of the Board and
     Chief Executive Officer





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